Exhibit 21.01

Subsidiaries of the Registrant

DOMESTIC SUBSIDIARIES

CORPORATIONS

225 Old NB Road Inc.

226 Old NB Road, Corp.

Advanced Data Services, Inc.

American Shale Oil Corporation

Beltway Acquisition Corporation, d/b/a WMET

CTM Media Group, Inc.

Dipchip Corp.

Entrix Telecom, Inc.

IDT America, Corp.

IDT Capital, Inc.

IDT Carmel, Inc.

IDT Domestic Telecom, Inc., NJ d/b/a Mobiltalker

IDT Energy, Inc.

IDT International Telecom, Inc.

IDT Internet Mobile Group, Inc., NJ d/b/a Zedge Studio

IDT Investments Inc.

IDT Spectrum, Inc.

IDT Telecom, Inc.

IDT Wireless, Inc.

Net2Phone, Inc.

Zedge Holdings, Inc.

DOMESTIC SUBSIDIARIES

LIMITED LIABILITY COMPANIES

American Shale Oil, LLC, Assumed name in Texas: AMSO, LLC

Ethnic Grocery Brands LLC

Hillview Avenue Realty, LLC

Idea and Design Works LLC.

IDT Advanced Communication Services, LLC

IDT Domestic Union, LLC

IDT Financial Services, LLC

LTP Wireless 2, LLC Net2Phone Cable Telephony, LLC Net2Phone Global Services, LLC PICUP, LLC Tuyo Mobile, LLC Union Telecard Alliance, LLC

FOREIGN SUBSIDIARIES

DirectTel Dutch Holdings B.V.

DYP C.V

Expercom B.V.B.A. (Belgium)

IDT Corporation de Argentina S.A.

IDT Dutch Holdings B.V.

IDT Financial Services Limited (Gibraltar)

IDT France S.A.R.L.

IDT Germany GmbH

IDT Global Limited (U.K.)

IDT Hellas Telecoms E.P.E.

IDT Italia S.R.L.

IDT Netherlands B.V.

IDT Spain

IDT Telecom Asia Pacific Limited

IDT Telecom Canada Corp.

IDT Telecom South Africa (PTY) LTD

Interdirect Tel Limited (IE)

MJP C.V

Prepaid Cards B.V.B.A.

Zedge Limited (UK)